CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of CytoGenix, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg S. Taylor, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Amended Annual Report of CytoGenix, Inc. on form 10-K/A for the year ended December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Amended Annual Report of CytoGenix, Inc. on Form 10-K/A for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Greg S. Taylor

GREG S. TAYLOR

CHIEF FINANCIAL OFFICER

May 12, 2008